UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2006

THE DOW CHEMICAL COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-3433 (Commission File Number)	38-1285128 (IRS Employer Identification No.))

2030 Dow Center, Midland, Michigan 48674
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:

(989) 636-1000

Not applicable
(Former name or former address, if changed since last report.)

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(c) On April 13, 2006, The Dow Chemical Company ("Dow") issued a press release announcing that William H. Weideman would become Controller of Dow effective May 1, 2006, and that Frank H. Brod would relinquish that position. Dow filed an 8-K with the Securities and Exchange Commission on April 19, 2006 regarding these matters.

On May 1, 2006, the above noted changes in Dow's principal accounting officer became effective. More specifically:

(1) On May 1, 2006, William H. Weideman became Vice President and Controller of Dow.

(2) Mr. Weideman is 51 years old and joined Dow in 1976 as a Cost Accountant in Midland, Michigan, and held a variety of Accounting and Controller roles for different Dow businesses before being appointed Controller of Texas operations for the Company in 1994. He was named Global Business Controller for Specialty Chemicals in 1996, Global Finance Director for the same business in 1998, and Global Finance Director for Performance Chemicals in 2000. In 2004, Mr. Weideman was appointed Finance Vice President, Chemicals and Intermediates and Dow Ventures and in 2006 was named Group Finance Vice President for Dow's Basic Chemicals and Plastics portfolio, following the re-alignment of Dow's business portfolio.

Mr. Weideman was elected by Dow's Board of Directors on April 13, 2006 to serve until the first meeting of the Board of Directors following the 2006 Annual Meeting of Stockholders of the Company and until his successor is elected and qualified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 3, 2006

THE DOW CHEMICAL COMPANY

By: /s/ CHARLES J. KALIL

Name: Charles J. Kalil

Title: Corporate Vice President, General Counsel and Corporate Secretary